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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-3 of our report dated February 5, 1999, on our audits of the financial statements and financial statement schedules of Philadelphia Consolidated Holding Corp. and Subsidiaries. We also consent to the references to our firm under the captions "Experts."


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
May 7, 1999